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                                                                   EXHIBIT 10.51


                               PROXIM CORPORATION
                 SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

            This Separation Agreement and Release of All Claims (this "Agreement") is entered into between Proxim Corporation (the "Company") and David C. King ("Employee") as of the date set forth below. The purpose of this Agreement is to confirm the respective obligations of the Company and Employee (collectively the "Parties") which arose upon the termination of Employee's employment with the Company. Employee has been employed by the Company pursuant to the terms of (i) that Employment Agreement between Employee and the Company dated January 16, 2002, as subsequently amended on December 9, 2002 and June 9, 2003 (collectively, the "Employment Agreement"), and (ii) the Change of Control Severance Agreement between Employee and Proxim, Inc. dated June 18, 1998, as subsequently amended on June 9, 2003 (the "Change of Control Agreement"), which Change of Control Agreement was assumed as part of the Company's assumption of obligations of Proxim, Inc.

            In consideration of Employee's promises and obligations as set forth herein and in the Employment Agreement and the Change of Control Agreement (collectively, the "Separation Agreements"), including but not limited to Employee's release of all claims against the Company, the Company agrees to provide those severance benefits set forth in Section 9(c)(iii) of the Employment Agreement and Section 3(a)(i) of the Change of Control Agreement and to release Employee from claims and obligations as set forth on Exhibit A in full satisfaction of its obligations to Employee.

      1. SEPARATION INFORMATION. Employee's employment with the Company and its affiliates terminated effective July 7, 2003 (the "Separation Date") as a result of his resignation dated July 7, 2003 from all employee positions which he held with the Company and any of its affiliates. In addition, effective as of the Separation Date, Employee resigned from all non-employee positions which he held with the Company and any of its affiliates, including, but not limited to, his membership on the Company's Board of Directors. The Company hereby acknowledges and agrees that "Good Reason", as defined in and for the purposes of the Employment Agreement, existed as of December 9, 2002 and has continued to exist since such time and that Employee is entitled to all payments and benefits under
Section 9(c)(iii) of the Employment Agreement and Section 3(a)(i) of the Change of Control Agreement.

      2. RELEASE OF ALL CLAIMS. In consideration of the benefits to be provided to Employee by the Company as set forth in the Separation Agreements, Employee, on behalf of himself and his spouse, agents, attorneys, successors, assigns, heirs and executors, hereby fully and forever releases and discharges Proxim Corporation and its current and former officers, directors, shareholders, partners, members, investors, administrators, employees, contractors, agents, attorneys, insurers, affiliates, successors, predecessors, subsidiaries, assigns and fiduciaries, in their individual and/or representative capacities (collectively, the "Released Parties") from any and all claims, suits, agreements, promises, damages, disputes, controversies,


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contentions, differences, judgments, debts, dues, sums of money, accounts, reckonings, bonds, causes of action, bills, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which Employee or his spouse, agents, attorneys, successors, assigns, heirs and executors ever had, now have or may have against the Released Parties or any of them, in law, admiralty or equity, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Agreement is signed by Employee, including, without limitation, in connection with or in relationship to Employee's employment or other service relationship with the Company or its affiliates, the termination of any such employment or service relationship and any applicable employment, compensatory or equity arrangement with the Company or its respective affiliates; provided that such released claims shall not include any claims to enforce Employee's rights under, or with respect to, Section 9(c)(iii) of the Employment Agreement and Section 3(a)(i) of the Change of Control Agreement (such released claims are collectively referred to herein as the "Released Claims"). Employee understands and agrees that the release set forth in this Agreement is a full and complete waiver of all claims, whether known or unknown by him, including, but not limited to, any claims with respect to his entitlement to any salary, wages, accrued vacation or paid time off, commissions, bonuses, severance benefits or other forms of compensation; any claims with respect to his purchase of, or right to purchase, any capital stock of the Company; any claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, emotional distress; any claims under Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, the Americans With Disabilities Act, California Labor Code Section 1197.5, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") as related to severance benefits, any family and medical leave acts; and any claims under any other federal, state, and local laws and regulations relating to employment or employment discrimination. Employee agrees that the benefits provided to him pursuant to the Separation Agreements and this Agreement are in full satisfaction and settlement of any such Released Claims. Employee represents and warrants that he has not filed, and he will not file, any lawsuit or institute any proceeding, charge, complaint or action asserting any such claim before any federal, state, or local administrative agency or court against any Released Party, concerning any event occurring prior to the signing of the Agreement. Nothing in the Agreement, however, shall be construed as prohibiting Employee from filing a charge or complaint with the Equal Employment Opportunity Commission ("EEOC") or participating in an investigation or proceeding conducted by the EEOC. Employee also hereby agrees that nothing contained in this Release shall constitute or be treated as an admission of liability or wrongdoing by any of the Released Parties.

      3. ADEA. Employee represents that he is knowingly and voluntarily waiving any and all rights that he currently may have arising under the Age Discrimination in Employment Act of 1967, as amended. Employee understands that he has the right to consult with an attorney before signing this Agreement. Employee also understands that he has twenty-one (21) days after his receipt of this Agreement within which he may review and consider, discuss with an attorney of his own choosing, and decide to execute or not execute it. Employee further understands that for a period of seven (7) days after he signs this Agreement, he may revoke his release of all claims. In order to revoke his release, Employee must deliver to the Chief Executive Officer of


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the Company, by no later than seven (7) days after he executes this Agreement, a letter stating that he is revoking it. Employee understands and agrees that if he revokes his release, he will have no right to receive, and the Company will have no obligation to provide, any of the benefits described in this Agreement or the Separation Agreements and that this Agreement (including any exhibits hereto) will be null and void. If Employee does not deliver such a letter, then this Agreement shall become effective upon the expiration of the seventh day after he executes this Agreement (the "Effective Date"). If Employee executes this Agreement prior to the twenty-first (21st) day after its delivery to him, Employee hereby acknowledges that his decision to execute this Agreement prior to the expiration of such twenty-one (21) day period was entirely voluntary.

      4. CIVIL CODE SECTION 1542. Employee hereby expressly waives any and all rights and benefits conferred upon him by the provisions of Section 1542 of the Civil Code of the State of California (as well as under any other statute or common law principles of similar effect), which states as follows:

      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

      5. COVENANTS.

            (a) RESTRICTIVE COVENANTS. Employee represents and warrants that at all times prior to the date on which he executes this Agreement he has been in full compliance with his obligations under Section 10 of the Employment Agreement and Section 5 of the Change of Control Agreement. Employee acknowledges and agrees that his obligations pursuant to such sections continue in full force and effect following the Separation Date in accordance with their terms, and he represents and warrants that at all times following the Separation Date he shall continue to comply with his obligations, including, but not limited to, his obligation to maintain the confidentiality of all confidential and proprietary information of the Company. Employee understands and agrees that the provisions of Section 11 of the Employment Agreement continue in full force and effect following his Separation Date, such that upon his breach of any of his obligations pursuant to Section 10 of the Employment Agreement, in addition to any other remedies the Company may have, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefits described in this Agreement.

            (b) RETURN OF COMPANY PROPERTY. As a condition of his receipt of the benefits described in this Agreement, Employee is required to return all of the Company's property, including but not limited to any confidential or proprietary information, in his possession.

            (c) NON-DISCLOSURE OF SETTLEMENT. The Parties agree to maintain in confidence the fact, terms and amount of this Agreement and to discuss such items only with such Company employees and directors, or such attorneys, tax planners, accountants, advisors or family members who have a reasonable need to know of such terms; notwithstanding the


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foregoing, the Parties understand and agree that certain limited disclosures may be required by law or are necessary for legitimate law enforcement, regulatory, reporting or compliance purposes and the Parties hereby consent to such limited disclosure. Except as provided in this Agreement, in response to any inquiry regarding the subject matter hereof, the Parties shall state only that the Parties have reached an amicable resolution to all matters related to the termination of Employee's employment.

            (d) NON-DISPARAGEMENT. The Parties agree to refrain from making any derogatory, disparaging and/or detrimental statements about the other Party or any of the Released Parties to any other person, including but not limited to the Company's directors, officers, investors, current or prospective customers, clients, competitors, suppliers, consultants, employees, former employees, or the press or other media in any country. Employee agrees that he will not engage in any contact with the media with respect to the Company or the Released Parties without the prior written consent of the Company.

      6. TAXES. Any payments or benefits provided pursuant to this Agreement will be subject to applicable tax withholdings. Employee expressly permits the Company to deduct from any amounts due hereunder such amounts as necessary to satisfy any withholding or employment tax obligations arising in connection with the termination of his employment, including, but not limited to, the payment of any amount or the provision of any benefit hereunder.

      7. ENTIRE AGREEMENT. This Agreement (including the agreements expressly referred to herein and/or incorporated by reference) sets forth the entire agreement between the Company and Employee, and supersedes any prior agreements or understandings, whether oral or written, concerning the subject matter set forth herein. This Agreement may not be altered or amended except by a written document signed by the Parties. Employee acknowledges that he is executing this Agreement voluntarily and knowingly and that he has not relied upon any representation or statement made by the Company, the Released Parties or their respective agents with respect to the subject matter, basis or effect of this Agreement, other than those specifically stated in this Agreement.

      8. SEVERABILITY. If any one or more of the provisions of this Agreement, including, without limitation, Employee's obligations pursuant to any one or more provisions of Sections 10 or 11 of the Employment Agreement or Section 5 of the Change of Control Agreement, shall be or become invalid, illegal or unenforceable in any respect or to any degree, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby and said illegal, unenforceable or invalid provisions shall be construed and interpreted so as to effect the original intent of the parties as closely as possible, and in the event that no such reasonable construction or interpretation is possible, then shall be deemed not to be a part of this Agreement.

      9. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, without regard to its conflicts of law provisions.

      10. VOLUNTARY EXECUTION. Employee hereby understands and agrees that:



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            (a) He has been given twenty-one (21) days from the date that this
            Agreement was delivered to him in which to accept its terms, although he may accept it at any time within those twenty-one (21) days;

            (b) He has carefully read and fully understands all of the terms of the Agreement;

            (c) He is, through this Agreement, releasing the Released Parties from any and all claims he may have against them;

            (d) He was advised and is hereby advised in writing to consult with an attorney of his choice prior to executing this Agreement;

            (e) He has so consulted with an attorney of his choice or knowingly declined to do so;

            (f) He knowingly and voluntarily agrees to all of the terms set forth in this Agreement with full appreciation that he is forever foreclosed from pursing any of the rights waived herein;

            (g) He has a period of 7 days after signing this Agreement within which to revoke his consent to this Agreement and that neither the Company nor any other person is obligated to provide any payment or benefit to him until 8 days have passed since his signing of this Agreement without his signature having been revoked in a writing received by the Company within the seven day revocation period; and

            (h) He is under no disability or impairment that affects his decision to sign this Agreement and knowingly and voluntarily intends to be legally bound by this Agreement.



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      11. COUNTERPARTS. This Agreement may be signed in counterparts, and all counterparts so executed shall constitute one agreement binding on all parties hereto.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement.

                                         PROXIM CORPORATION:

                                         /s/ Franco Plastina
                                         ------------------------------------
                                         Frank Plastina,
                                         Chief Executive Officer


                                         EMPLOYEE:

                                         /s/ David C. King
                                         ------------------------------------
                                         David C. King

                                           9/01/03
                                         ------------------------------------
                                         Date





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                                    EXHIBIT A

                                RELEASE OF CLAIMS

      Subject to the terms and conditions of the Separation Agreement and Release of All Claims (attached hereto, the "Agreement") by and between David C. King ("Employee") and Proxim Corporation (the "Company") dated September 1, 2003, the Company has agreed to provide the following release of claims it may have against Employee in connection with the termination of Employee's employment with the Company.

      In consideration of Employee's promises and obligations as set forth in the Agreement, and provided Employee does not revoke his release of all claims which he may have against the Company, the Company hereby fully and forever releases and discharges Employee from any and all claims and causes of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess arising from any omissions, acts or facts that have occurred up until and including the date of the Company's execution (the "Effective Date") of this Release of Claims (the "Release"); provided, however, that this Release does not extend to any claims which the Company has or may have relating to, or, arising out of Employee's indebtedness to the Company pursuant to the terms of the Reimbursement and Security Agreement entered into between Proxim, Inc. and Employee in March 2001 (such claims, the "Indebtedness Claims") and does not extend to any material breach of Employee's obligations or duties under the Separation Agreements (as such term is defined in the Agreement). Employee's obligations to repay any outstanding indebtedness to the Company continue in full force and effect. In addition, this Release does not extend to any of Employee's continuing obligations incurred or specified under the Agreement.

      The Company acknowledges that it has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

      The Company, being aware of said Code section, agrees to expressly waive any rights it may have thereunder, as well as under any other statute or common law principles of similar effect.

      This Release shall be governed by the laws of the State of California, without regard to conflicts of law provisions thereof. Executed this ___ day of ________________, 2003.

      /s/ Franco Plastina
      ----------------------------------
      Frank Plastina,
      Chief Executive Officer,
      On behalf of Proxim Corporation



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